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                                                                    EXHIBIT 11


                                  AMSURG CORP.
                               EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001

The following is a reconciliation of the numerators and denominators of basic and diluted earnings per share (in thousands, except per share amounts):

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                                                                                              PER
                                                             EARNINGS        SHARES          SHARE
                                                            (NUMERATOR)   (DENOMINATOR)      AMOUNT
                                                            -----------   -------------     -------
     For the three months ended June 30, 2002:
          Basic earnings per share:
            Net earnings................................    $  5,888           20,375         $0.29
         Effect of dilutive securities options..........          --              391
                                                            -------------------------
         Diluted earnings per share:
            Net earnings................................    $  5,888           20,766         $0.28
                                                            =========================

     For the three months ended June 30, 2001:
         Basic earnings per share:
            Net earnings................................    $  3,709           18,912         $0.20
         Effect of dilutive securities options..........          --              709
                                                            -------------------------
         Diluted earnings per share:
            Net earnings................................    $  3,709           19,621         $0.19
                                                            =========================

     For the six months ended June 30, 2002:
         Basic earnings per share:
            Net earnings................................    $ 11,260           20,258         $0.56
         Effect of dilutive securities options..........          --              376
                                                            -------------------------
         Diluted earnings per share:
            Net earnings................................    $ 11,260           20,634         $0.55
                                                            =========================

     For the six months ended June 30, 2001:
         Basic earnings per share:
            Net earnings................................    $  6,394           16,831         $0.38
         Effect of dilutive securities options..........          --              749
                                                            -------------------------
         Diluted earnings per share:
            Net earnings................................    $  6,394           17,580         $0.36
                                                            =========================

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